EXHIBIT 99

                      [The First American Corporation Logo]

                         THE FIRST AMERICAN CORPORATION
1 First American Way o Santa Ana, California o (714) 800-3000 o (800) 854-3643

CONTACT:
Tom Klemens                                          NEWS FOR IMMEDIATE RELEASE
Executive Vice President
& Chief Financial Officer
(714) 800-4402


                     THE FIRST AMERICAN CORPORATION REPORTS
                    OPERATING RESULTS FOR SECOND QUARTER 2000

         SANTA ANA, CALIF., JULY 27, 2000 - The First American Corporation (NYSE: FAF), the leading provider of business information and related products and services, announced today operating results for the second quarter and six months ended June 30, 2000.

         Net income for the second quarter of 2000 was $25.0 million, or 38 cents per diluted share. This compares with 1999 second quarter net income of $34.8 million, or 52 cents per diluted share. Revenues for the second quarter of 2000 were $775.9 million, a 1 percent decrease when compared with revenues of $781.9 million for the same period last year.

     Net income for the first six months of 2000 was $26.0 million, or 40 cents per diluted share. This compares with $62.9 million, or 95 cents per diluted share, in the first six months of 1999, which excludes the cumulative effect of a change in accounting for tax service contracts of $55.6 million charged in the first quarter of 1999. Revenues for the first half of 2000 totaled $1.42 billion, a decrease of 6 percent when compared with revenues of $1.51 billion for the first half of 1999.

     Revenue and profit declines for the second quarter, compared with the prior year comparable quarter, were mainly attributable to higher interest rates, which resulted in lower refinance activity. Mortgage refinancing now represents less than 15 percent of all residential loan applications.

         "We are pleased with our second quarter results, which were achieved despite higher mortgage interest rates that significantly reduced the number of refinance transactions compared with the second quarter of 1999," said Parker S. Kennedy, president of First American. "We have benefited from a seasonal rebound in national residential resale and new home sale transactions and from our continued focus on cost containment and labor efficiencies in the title and information services segments. We are particularly pleased with the growth in our consumer information and services segment, which provides us with strong, less-cyclical, higher-margin earnings. We are continuing our focused strategy of profitable growth through acquisitions, increased market share through our cross-marketing efforts and technology expansion," Kennedy added.

       The First American Corporation, based in Santa Ana, Calif., is the nation's leading provider of business information and related products and services. The corporation's three primary business segments include: title insurance and services; real estate information and services, which includes mortgage information services and database information and services; and consumer information and services, which provides home warranties; automotive, subprime and direct-to-consumer credit reporting; property and casualty insurance; property and automotive insurance tracking services; resident screening; pre-employment screening; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

       Any statements in this document that look forward in time involve risks and uncertainties, including but not limited to the following: the effect of interest rate fluctuations; changes in the performance of the real estate markets; the effect of changing economic conditions; general volatility in the capital markets; the demand for and the acceptance of the company's products; changes in applicable government regulations; continued consolidation among the company's significant customers; consolidation among significant competitors; the impact of the legal proceedings commenced by the California attorney general and related litigation; the continued ability to identify businesses to be acquired; and changes in the company's ability to integrate businesses which it acquires. The company's actual results, performance or achievement could differ materially from those expressed in, or implied by, any forward-looking statements, and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do, what impact they will have on the results of operations or financial condition of the company.



                           (Financial Data to Follow)

                                                   For the Three Months Ended          For the Six Months Ended
                                                            June 30                             June 30
                                                     2000             1999              2000               1999
Revenues                                        $ 775,925,000   $    781,855,000  $   1,422,099,000  $ 1,512,722,000
Income before income taxes, minority
  interests and cumulative effect of a change
  in accounting principle                       $  48,346,000   $     63,010,000  $      52,231,000  $   115,696,000
Income taxes                                    $  19,400,000   $     21,994,000  $      20,200,000  $    39,700,000
Minority interests                              $   3,914,000   $      6,205,000  $       5,997,000  $    13,102,000
Net income before cumulative effect of  a
  change in accounting principle                $  25,032,000   $     34,811,000  $      26,034,000  $    62,894,000
Cumulative effect of a change in accounting
  for tax service contracts, net of income
  taxes and minority interests                             --                 --                 --  $   (55,640,000)
Net income                                      $  25,032,000   $     34,811,000  $      26,034,000  $     7,254,000

Per share amounts:
     Basic:
       Income before cumulative effect of a
         change in accounting for tax service
         contracts                              $        0.39   $           0.54  $            0.41  $          0.98
       Cumulative effect of a change in
         accounting for tax service contracts              --                 --                 --  $         (0.87)
       Net income                               $        0.39   $           0.54  $            0.41  $          0.11
     Diluted:
       Income before cumulative effect of a
         change in accounting for tax service
         contracts                              $        0.38   $           0.52  $            0.40  $          0.95
       Cumulative effect of a change in
         accounting for tax service contracts              --                 --                 --  $         (0.84)
     Net income                                 $        0.38   $           0.52  $            0.40  $        0.11
Average shares outstanding:
     Basic                                         63,403,000         64,763,000         63,771,000     64,202,000
     Diluted                                       65,682,000         66,325,000         65,508,000     66,322,000

                      (Additional Financial Data to Follow)


                             SELECTED FINANCIAL DATA
                                   (Unaudited)

                                               For the Three Months Ended              For the Six Months Ended
                                                        June 30                                 June 30
                                                2000                 1999               2000              1999

RESULTS OF OPERATIONS
Revenues
  Operating revenues                    $      760,216,000    $    769,610,000    $  1,396,081,000  $ 1,488,797,000
  Investment and other income                   15,709,000          12,245,000          26,018,000       23,925,000
                                        ------------------    ----------------    ----------------  ---------------
                                               775,925,000         781,855,000       1,422,099,000    1,512,722,000
                                        ------------------    ----------------    ----------------  ---------------
Expenses
  Salaries and other personnel costs           263,059,000         259,603,000         513,263,000      515,015,000
  Premiums retained by agents                  225,473,000         228,212,000         392,595,000      438,780,000
  Other operating expenses                     168,789,000         174,443,000         335,149,000      332,606,000
  Provision for title losses and other
    claims                                      37,440,000          28,420,000          67,563,000       55,441,000
  Depreciation and amortization                 20,906,000          19,148,000          38,322,000       36,067,000
  Premium taxes                                  5,634,000           5,987,000          10,922,000       11,296,000
  Interest                                       6,278,000           3,032,000          12,054,000        7,821,000
                                        ------------------    ----------------    ----------------  ---------------
                                               727,579,000         718,845,000       1,369,868,000    1,397,026,000
                                        ------------------    ----------------    ----------------  ---------------
Income before income taxes, minority
  interests and cumulative effect of a
  change in accounting principle        $       48,346,000    $     63,010,000    $     52,231,000  $   115,696,000
                                        ==================    ================    ================  ===============
OPERATING REVENUES
Title Insurance:
  Direct operations                     $      283,487,000    $    280,007,000    $    519,433,000  $   540,331,000
  Agency operations                            275,227,000         284,852,000         485,827,000      545,513,000
                                        ------------------    ----------------    ----------------  ---------------
                                               558,714,000         564,859,000       1,005,260,000    1,085,844,000
Real Estate Information                        137,893,000         155,539,000         266,650,000      308,008,000
Consumer Information                            63,609,000          49,212,000         124,171,000       94,945,000
                                        ------------------    ----------------    ----------------  ---------------
Total Operating Revenues                $      760,216.000    $    769,610,000    $  1,396,081,000  $ 1,488,797,000
                                        ==================    ================    ================  ===============
INCOME BEFORE INCOME TAXES, MINORITY
  INTERESTS AND CUMULATIVE EFFECT OF
  A CHANGE IN ACCOUNTING PRINCIPLE
Title Insurance                         $       36,957,000    $     49,075,000    $     43,209,000  $    84,237,000
Real Estate Information                         13,251,000          25,366,000          16,115,000       45,440,000
Consumer Information                             8,935,000           6,973,000          18,529,000       13,223,000
                                        ------------------    ----------------    ----------------  ---------------
Total before corporate expenses and
  minority interests                            59,143,000          81,414,000          77,853,000      142,900,000
Corporate Expenses                              10,797,000          18,404,000          25,622,000       27,204,000
                                        ------------------    ----------------    ----------------  ---------------
Income before income taxes, minority
  interests and cumulative effect of a
  change in accounting principle        $       48,346,000    $     63,010,000    $     52,231,000  $   115,696,000
                                        ==================    ================    ================  ===============
TITLE INSURANCE ORDER COUNTS FROM
  DIRECT OPERATIONS
Title orders opened                                328,300             379,100             693,500          746,500
Title orders closed                                260,900             319,000             491,200          614,100